SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

September 16, 2004

MOBILEPRO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	002-97869-D	87-0419571
(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

6701 Democracy Blvd., Suite 300
Bethesda, MD 20817

(Address of principal executive offices) (Zip Code)

(301) 315-9040

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

    On September 16, 2004, our subsidiary, DFW Internet Services, Inc. (d/b/a Nationwide Internet) (“DFW”), completed an acquisition of The River Internet Access Co., an Arizona based internet service provider (“The River”). We paid approximately $3,340,000 of consideration, consisting in part of $1,690,732 in cash, $776,472 in notes, of which half are convertible notes, convertible into shares of our common stock, and the assumption of approximately $872,796 in liabilities, for all of the outstanding shares of The River. As a result of the acquisition, we acquired certain plant, equipment or other physical property that The River used in its business and we intend to continue such use.

    A copy of the press release announcing the completion of the acquisition is attached as an exhibit under Item 9.01(c) of this report.

Item 9.01. Financial Statements and Exhibits.

The Company intends to file by amendment the required financial statements reflecting the acquisition of all of the issued and outstanding stock of The River no later than 71 days after the date that this report on Form 8-K must be filed.

(c)      Exhibits Furnished.

2.1      Agreement and Plan of Merger, dated as of September 16, 2004.
99.1    Press Release, dated September 17, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 17, 2004	By:	/s/ Jay O. Wright
Jay O. Wright
President and Chief Executive Officer
MOBILEPRO CORP.